                                                                   EXHIBIT 10.20










                               FIRST AMENDMENT TO

                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                            LASALLE NATIONAL BANK AND
                       MERCANTILE BANK OF ST. LOUIS, N.A.

                                  MAY 24, 1999

                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT to REVOLVING CREDIT AGREEMENT (the "First Amendment") entered into as of this 24th day of May, 1999, is intended to amend the terms of the Revolving Credit Agreement (the "Agreement") dated as of the 16th day of January, 1998, among AMERITRADE HOLDING CORPORATION, a Delaware corporation having its principal place of business at 4211 South 10201 Street, Omaha, Nebraska 68127 (the "Borrower"); FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("Agent" or ("FNB-O"); HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation having its principal place of business at 111 W. Monroe Street, Chicago, Illinois 60603 ("Harris"); LASALLE BANK, N.A. (formerly LASALLE NATIONAL BANK), a national banking association located at 801 Grand Street, Suite 3150, Des Moines, Iowa 50309 ("LaSalle"); and MERCANTILE BANK OF ST. LOUIS, N.A., a national banking association having its principal place of business at One Mercantile Center, 7th and Washington TRAM 12-3, St. Louis, Missouri 63101 ("Mercantile"). All terms and conditions of the Agreement shall remain in full force and effort except as expressly amended herein. All capitalized terms herein shall have the meaning prescribed in the Agreement. This Agreement shall be amended as follows:

     1.   The following definition is added to Article I of the Agreement:

          Permitted Investments:   Any one or more of the following:

                                   (a) certificates of deposit fully covered by Federal Deposit Insurance and maintained at a bank having capital and surplus of not less than $50,000,000;

                                   (b) short-term obligations of, or obligations fully guaranteed by, the United States of America or any agencies thereof;

                                   (c) commercial paper rated at least A-1 by Standard and Poor's Corporation. or P-1 by Moody's Investors Service, Inc.; and

                                   (d) demand deposit accounts maintained in the ordinary course of the Borrower's business at a bank having capital and surplus of not less than $50,000,000

     The definition of "AmeriTrade Clearing" shall now refer to Advance Clearing, Inc., the new name for AmeriTrade Clearing. Either "AmeriTrade Clearing" or "Advance Clearing" shall refer to this entity. Any reference to "LaSalle National Bank" shall mean "LaSalle Bank, N.A."

     2.   Section 2.1 of the Agreement is hereby amended to read as follows:

          2.1 Revolving Credit Until December 31, 2000, the Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed the amount shown below (the "Base Revolving Credit Facility") to the Borrower on a revolving credit basis. Such Advances shall be made on a pro rata basis by the Revolving Lenders, based on the following maximum advance limits and applicable percentages for each Revolving Lender: (i) as to FNB-O, $24,000,000 (32%); (ii) as to Harris Trust and Savings Bank, $18,000,000 (24%); (iii) as to Mercantile Bank of St. Louis N.A., $18,000,000 (24%); (iv) as to LaSalle Bank, N.A.$ 15,000,000 (20%); provided however that each Revolving Lender's Commitment is several and not joint or joint and several. The Base Revolving Credit Facility shall be as follows:

               Closing until June 30, 2000              $75,000,000
               July 1, 2000 - September 30, 2000        $71,875,000
               October 1, 2000 - December 31, 2000      $68,750,000

          The Borrower shall not be entitled to any Advance hereunder if, after the making of such Advance, the Principal Loan Amount would exceed the least of (x) the then current Base Revolving Credit Facility, or (y) one and one-half (1 1/2) times the Borrower's Annualized Modified Cash Flow, or (z) the number of Core Retail Accounts times $200, determined in each case after giving effect to the requested Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence and during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default, or if the Borrower's representations and warranties cease to be true and correct at the time of the requested Advance. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests shall be made by 12:00 noon Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit
          B. The

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          Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Notes.

     3. III. REPRESENTATIONS AND WARRANTIES of the Agreement is amended to include Section 3.14 as follows:

          3.14 Year 2000 Compliance. The Borrower has completed its Year 2000 inventory, and where indicated by such inventory, has upgraded (or by September 30, 1999, will have completed its upgrading of) all its computer hardware and software systems, so that the effect of the arrival of January 1, 2000, on the Borrower's computer systems will not create a material adverse effect upon the conduct of its business.

     4.   Section 4.2 of the Agreement is hereby amended to read as follows:

          4.2 Corporate Structure and Assets. The Borrower shall not merge or consolidate with any other corporation or entity without the prior written consent of the Requisite Revolving Lenders, except as provided below. The Borrower shall not sell any assets, other than in the ordinary course of business, in an aggregate amount greater than one million dollars ($1,000,000), except (a) items that are obsolete or no longer necessary for operation of the business, and (b) the Borrower's interest in Comprehensive Software Systems, Ltd. and Knight/Trimark Group, Inc. The Revolving Lenders shall be entitled to receive as a prepayment on the Notes the Proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. Any proceeds from the Sale of Knight/Trimark Group, Inc. shall be either paid to the Lenders as a prepayment on the Notes or shall be retained by the Borrower and shall be reinvested solely in Permitted Investments or additional investments in Advance Clearing. At all times during the term of this Agreement, the Borrower shall keep its stock of Knight/Trimark free from all liens, pledges and other encumbrances (other than agreements to sell such stock). In addition, the Borrower shall not engage in any business materially different from that in which it is presently engaged and businesses reasonably related thereto without the prior written consent of the Requisite Revolving Lenders, which consent shall not be unreasonably withheld. The foregoing restrictions on mergers and consolidations shall not apply if: (i) in the case of a merger, the Borrower is the surviving entity and expressly reaffirms its obligations hereunder; (ii) in the case of a consolidation, the resulting corporation expressly assumes the obligations of the Borrower hereunder, (iii) the surviving or resulting corporation is organized under the laws of the United States or a jurisdiction thereof; (iv) after giving effect to such merger or consolidation, the surviving or resulting corporation will be engaged in substantially the same lines of business as are now engaged in by the Borrower and its Subsidiaries and businesses reasonably related thereto; and (v) immediately after giving effect to such merger or consolidation, no Event of Default will exist hereunder.

     5.   Section 4.3 of the Agreement is hereby amended to read as follows:

          4.3 Net Worth, The Borrower shall maintain a minimum Net Worth during the term of this Agreement of at least the amounts set forth hereunder.

                              Period                  Minimum Net Worth
                              ------                  -----------------
          Prior to            12/31/99                $85,000,000

          After 12/31/99
          but on or prior to 12/31/2000               $105,000,000

     6.   Section 4.16 of the Agreement is hereby amended to read as follows:

          4.16 Capital Expenditures. The Borrower shall not incur in any fiscal year capital expenditures, determined in accordance with generally accepted accounting principles, of more than $50,000,000; provided however that any portion of such $50,000,000 which is not expanded for capital expenditures may be rolled over and added to the capital expenditures permitted for the next fiscal year.

     7.   The fiscal year acquisition and investment amount referenced at (i) of
          Section 4.17 of the Agreement is hereby increased from Two Million Five Hundred Thousand Dollars ($2,500,000) to Five Million Dollars ($5,000,000).

     8.   Section 4.20 of the Agreement is hereby amended to read as follows:

          4.20 Minimum Core Retail Accounts. The Borrower will have at least the number of Core Retail Accounts on the dates set forth below:

                    Date                     Minimum Core Retail Accounts
                    ----                     ----------------------------
                    Prior to 12/31/99                  290,000

                    12/31/99                           375,000
                    & after

     9.   The following is added as Section 4.24 of the Agreement:

          Section 4.24 Stock Offerings If the Borrower shall receive Net Cash Proceeds from any public offering of common stock of the Borrower in an amount in excess of $50,000,000 (a "Qualified Public Offering"), the Borrower shall repay the amount, if any, outstanding on the Notes in an amount equal to 100% of such Net Cash Proceeds of such Qualified Public Offering (provided that the Base Revolving Credit Facility shall not be reduced or terminated by such offering or such payment). When used in this section, "Net Cash Proceeds" means, with respect to any issuance of common stock, the aggregate cash, proceeds received by the Borrower pursuant to such issuance, net of the costs relating to such issuance (including, without limitation, sales and underwriter's commissions and legal, accounting, printing and investment banking fees).

     10.  Section 7.8 is hereby amended to read as follows:

          Section 7.8 Agenting Fee. The Borrower will pay to FNB-O an annual agenting fee equal to $37,500, payable quarterly on or before the last day of such quarter in equal installments of $9,375.

     11.  VI. DEFAULTS AND REMEDIES of this Agreement is amended to include
          Section 6.1(1) as follows:

          6.1 (1) At any time after September 30, 1999, the computer systems of the Borrower shall be unable to perform date-sensitive functions involving dates after December 31, 1999 and such inability has a material adverse effect on the ability of the Borrower to carry out its business.

     12. Exhibits A, B and C to the Agreement are hereby amended and replaced as shown in Exhibits A, B and C to this Agreement.

     13. On the date of this First Amendment, the Borrower shall execute and deliver to the Revolving Lenders revised Notes, such Notes to be substantially in the form shown on Exhibit A to this First Amendment in the amounts specified in Paragraph I above. Upon receipt of such revised Notes, the Revolving Lenders shall cancel and return to the Borrower the current Notes.

     14. This First Amendment may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

     15. On or prior to the date of this Agreement, the Borrower shall pay to Agent a closing fee of $37,500, which is equal to 15 basis points times the increase in the facility over $50,000,000. Such closing fee shall be remitted to the Revolving Lenders pro rata based on their respective percentages of such increase.

     16. For purposes of the Security Agreement and the Pledge Agreement, all references to the "Notes" shall mean the Notes issued under this First Amendment (and all notes given in substitution, renewal or replacement thereof), and all references to the "Revolving Credit Agreement" shall mean the Agreement as amended by this First Amendment and as subsequently amended from time to time by the parties in accordance with its terms. It is the intent of the parties to this First Amendment that the collateral granted under the Security Agreement and the Pledge Agreement shall secure the obligations created under the revised Notes issued pursuant to this First Amendment and the obligations of the Borrower under the Agreement as amended.

     17. On or prior to the execution and delivery of this First Amendment, the Borrower shall deliver to Agent the following:

          a. A certified copy of the Borrower's certificate of incorporation from the Secretary of the State of Delaware and a certificate of its corporate secretary evidencing the by-laws of the Borrower, corporate resolutions authorizing the transactions contemplated by this First Amendment, and the incumbency of the officers of the Borrower executing this First Amendment and the Notes; and

          b. an opinion of special counsel to the Borrower substantially in the form attached to this First Amendment.

     Except as expressly agreed herein, all terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Borrower and the Revolving Lenders have caused this First Amendment To Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.

                                 AMERITRADE HOLDING CORPORATION

                                 By:         /s/ R. T. Slezak
                                    ------------------------------------
                                   Title:    VP & CFO
                                         -------------------------------


                                 FIRST NATIONAL BANK OF OMAHA

                                 By:         /s/ James P. Bonham
                                    ------------------------------------
                                   Title:    Vice President
                                         -------------------------------

NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:   RTS
                                              --------
                                              Borrower

                                 LASALLE BANK, N.A.

                                 By:         /s/ [Illegible]
                                    ------------------------------------
                                   Title:    Vice President
                                         -------------------------------




NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:

                                     RTS
                                   --------
                                   Borrower

                                 MERCANTILE BANK OF ST. LOUIS, N.A.


                                 By:         /s/ Joseph L. Sooter, Jr.
                                    ------------------------------------
                                   Title:    Vice President
                                         -------------------------------




NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:

                                     RTS
                                   --------
                                   Borrower

                                 HARRIS TRUST AND SAVINGS BANK


                                 By:         /s/ Gary R. Shafer
                                    ------------------------------------
                                   Title:    Vice President
                                         -------------------------------


NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:

                                     RTS
                                   --------
                                   Borrower

                                    EXHIBIT A

                TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                                      AMONG
                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                              LASALLE BANK N.A. AND
                       MERCANTILE BANK OF ST. LOUIS, N.A.

                                FORM OF NEW NOTES

                        SECURED BUSINESS PROMISSORY NOTE

Omaha, Nebraska                                 $_____________________
May __, 1999                                    December 31, 2000
(Note Date)                                     (Maturity Date)

     On or before December 31, 2000, AMERITRADE HOLDING CORPORATION ("Maker") promises to pay to the order of [REVOLVING LENDER] ("Lender") the principal sum hereof, which shall be the lesser of ___________ Dollars, or so much thereof as may have been advanced by Lender pursuant to the Revolving Credit Agreement dated as of January 16, 1998, as amended from time to time (the "Agreement") among Maker, Lender, First National Bank of Omaha ("Agent"), and the other Revolving Lenders from time to time party thereto (collectively, the "Lenders"). All capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement.

     Interest shall accrue on the principal sum hereof outstanding from time to time at a floating per annum interest rate published from time to time as the "Prime Rate" (the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) in the Midwest Edition of the Wall Street Journal on the date that the interest is billed (or, if no such rate is published on such date, on the last preceding date when such rate was published), minus 3/4 of 1 % (the "Revolving Credit Rate"). Interest shall accrue from and after the date of advance to the date of repayment and shall be calculated based on a year of 360 days, and actual days elapsed. Such rate shall fluctuate daily based on changes in such Prime Rate on such date. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate equal to the Default Rate. Interest shall be due no later then the tenth day of each month.

     On or prior to the end of each calendar quarter, Maker shall repay the amount, if any, outstanding on the Revolving Credit Note which in the aggregate exceeds the amount of the Base Revolving Credit Facility to be in place on the next succeeding Business Day following such calendar quarter. The balance, if any, shall be due on the Maturity Date stated above.

     All obligations of Maker under this Note shall be payable in immediately available funds in lawful money of the United States of America at the principal office of Agent in Omaha, Nebraska or at such other address as may be designated by Agent in writing. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day.

     Maker may at any time prepay the Principal Loan Amount outstanding under this Note if Maker has given Agent and Lender at least one (1) Business Day's prior written notice of its intention to make such prepayment. Any such prepayment may be made without penalty.

     All obligations of Maker hereunder shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement and the Pledge Agreement.


                                  GENERAL TERMS

     Maker's liability for any amounts owed under this Note and the other Operative Documents (the "Obligations') shall not be affected by any of the following:

          Acceptance or retention by Lender or Agent of other property or interests as security for the Obligations, or for the liability of any person other than a Maker with respect to the Obligations;

          The release of all or any of the Collateral or other security for any of the Obligations to any Maker;

          Any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or

          Failure by Lender or Agent to resort to other security or any person liable for any of the obligations before resorting to the Collateral.

     Neither Lender nor Agent is required to take any action whatsoever in respect of the Collateral, Impairment or destruction of the Collateral shall not release Maker of its liability hereunder.

     Upon the failure of Maker to make any payment of principal or interest when due hereunder or the occurrence of any Event of Default, all of the Obligations shall, at the option of Agent and without notice or demand, mature and become immediately due and payable; and Agent shall have all rights and remedies for default provided by the Uniform Commercial Code, any other applicable law and/or the Operative Documents.

     All costs and expenses incurred by Lender or Agent in enforcing its rights under this Note or any mortgage, endorsement, surety agreement, guaranty relating thereto are the obligation of Maker and are immediately due and payable. Interest shall accrue on such costs and expenses from the date of incurrence at the rate specified herein for delinquent Note payments. Each Maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

     Without affecting the liability of any Maker, endorser, surety or guarantor, the holder or Agent may, without notice, renew or extend the time for payment, accept partial payments, release or impair any Collateral or other security for the payment of this Note or agree to sue any party liable on it.

     Neither Lender nor Agent shall be deemed to have waived any of its rights upon or under this Note, or under any mortgage, endorsement, surety agreement or guaranty, unless such waivers be in writing and signed by Lender or Agent, as the case may be. No delay or omission on the part of Lender or Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender or Agent on liabilities or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised or concurrently.

     Maker, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the liabilities or security of Maker shall apply to any liability or any security of any or all of them. This Note shall be binding upon the heirs, executors, administrators, assigns or successors of Maker; shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Note, and if all transactions between Lender and Maker shall be at any time closed, shall be equally applicable to any new transactions thereafter, provided that Lender's interest in the Collateral shall be limited to the extent provided in the Security Agreement and the Pledge Agreement; shall benefit Lender, its successors and assigns; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

     All obligations of Maker hereunder shall be payable in immediately available funds in lawful money of the United States of America at the principal office of the Agent.

     This Note shall be construed according to the laws of the State of Nebraska.

     Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

     Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     This Note is given in substitution of that certain Secured Business Promissory Note dated January ____, 1998, given by Maker to Lender, in the principal amount of $___________________.

     Executed as of this _____ day of ________________, 1999.

                         AMERITRADE HOLDING CORPORATION


                               By:________________________________
                            Title:________________________________

                            PROMISSORY NOTE SCHEDULE

                     Loan Advances and Payments of Principal

                         AMERITRADE HOLDING CORPORATION


REVOLVING NOTE ADVANCES AND PAYMENTS:


                         Amount of                        Unpaid
            Amount     Principal Paid      Amount of     Principal   Notation
Date      of Advance     or Prepaid      Interest Paid    Balance    Made By
----      ----------     ----------      -------------    -------    -------

                                    EXHIBIT B

                TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                                      AMONG
                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                              LASALLE BANK N.A. AND
                       MERCANTILE BANK OF ST. LOUIS, N.A.

                               DRAWING CERTIFICATE

                               DRAWING CERTIFICATE
                         AMERITRADE HOLDING CORPORATION

To induce the First National Bank of Omaha, and the other Revolving Lenders that are parties to the Agreement referred to below (the "Revolving Lenders") to make an Advance under the Revolving Credit Agreement (the "Agreement") dated as of January 16, 1998, between the undersigned (the "Borrower") and the Revolving Lenders, the Borrower hereby certifies to the Revolving Lenders that its Annualized Modified Cash Flow (as defined in the Agreement) as represented below are true and correct, that the Borrower's representations and warranties under the Agreement remain true and correct and that there is no Event of Default or condition or event which with the passage of time or the giving of notice or both would constitute an Event of Default, and that there is no default under the aforementioned Agreement.

All information as of: Date_____________

a) Maximum Revolving Credit Facility                     $______________*

b) Principal on Revolving Credit                         $______________

c) ADVANCE REQUEST                                       $______________

d) Total Proposed Bank Debt
   (line b + line c, but                                 $______________
   not to exceed line a)

e) Most recent Annualized Modified Cash Flow             $______________

f) 1.5 x Most recent Annualized Modified Cash Flow       $______________

g) $200 x Number of Core Retail Accounts                 $______________

h) Enter the smallest of lines (d), (f), and (g)         $______________

   *  The Maximum Revolving Credit Facility is as follows:

               Closing until June 30, 2000               $75,000,000
               July 1, 2000 - September 30, 2000         $71,875,000
               October 1, 2000 - December 31, 2000       $68,750,000

Name of Borrower: AmeriTrade Holding Corporation

Signature:     _____________________

Title:         _____________________

                                    EXHIBIT C

                TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                                      AMONG
                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                             LASALLE BANK, N.A. AND
                       MERCANTILE BANK OF ST. LOUIS, N.A.

                             COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE
                         AMERITRADE HOLDING CORPORATION


First National Bank of Omaha                              Date______________
Attn: James Bonham
16th & Dodge Streets
Omaha, Nebraska 68102

I certify that AmeriTrade Holding Corporation is in compliance with the requirements set forth in the Revolving Credit Agreement (the "Agreement") dated as of January 16, 1998, between the undersigned (the "Borrower") and the Revolving Lenders.

The following calculations are as of ________ (statement date) as required by
Section 4.1(e) of said Agreement:

Evaluations:

Total Indebtedness (TI):

Annualized Modified Cash Flow for this Quarter:

                        month            month            month
                        ending______     ending______     ending______
  Consolidated
  Net Income (loss)
  Before Taxes          ____________     ____________     ____________

  Non-Ordinary
  Non-Cash
  Charges (Credits)     ____________     ____________     ____________

  Plus Advertising
   Expenditures in
   excess of $667,000
   for such month       ____________     ____________     ____________

  Total              a) ____________  b) ____________  c) ____________

  QAMCF = (a+b+c) x 4 = ____________

Section 4.3

- Net Worth:        The Borrower shall maintain a Minimum Net Worth during the term of this Agreement of at least the amounts set forth hereunder:


                                 Period Shown     Minimum Net Worth
                                 ------------     -----------------
          Prior to               12/31/99           $ 85,000,000
          After 12/31/99
          but on or prior
          to                     12/31/00           $100,000,000



- Position:         Total Net Worth = $_____________

The Borrower [is/is not] in compliance with Section 4.3.

Section 4.4

- Indebtedness:     At no time will Borrower: (1) have Indebtedness other then as incurred under this Agreement or (2) have total
                    Indebtedness in excess of 3.0 times AMCF.

- Position:         (1) Borrower [has/does not have] Indebtedness other than as incurred under this Agreement;

                    (2) (3.0 x AMCF) - total Indebtedness =
                        ________ - ________ = ___________

Section 4.7

- Distributions:    The Borrower shall not declare any dividends (other than
                    dividends payable in stock of the Borrower) or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Requisite Revolving Lenders.

The Borrower [is/is not] in compliance with Section 4.7.

Section 4.11

- Guaranties:       The Borrower and its Subsidiaries shall not have outstanding at any time guaranties in an aggregate amount exceeding
                    $250,000.

- Position:         Aggregate amount of guaranties outstanding: $_____________

The Borrower [is/is not] in compliance with Section 4.11.

Section 4.16

- Capital Expenditures:  The Borrower shall not make capital expenditures in any fiscal year, commencing with the fiscal year beginning January 1, 1999, in excess of $50,000,000; provided however that any portion of such $50,000,000 which is not expanded for capital expenditures may be rolled over and added to the capital expenditures for the next fiscal year.

- Position:              Amount of capital expenditures eligible to be rolled
                         over to this period:
                               $____________ + $50,000,000 = $______________

                         Capital Expenditures this fiscal year = $_____________

The Borrower [is/is not] in compliance with Section 4.16.


Section 4.17

- Acquisitions           The Borrower shall not make acquisitions (other than
                         excepted acquisitions) which in the aggregate exceed
                         $5,000,000.

- Position               Acquisitions in the aggregate since the date of the
                         Agreement = _______________.

The Borrower [is/is not] in compliance with Section 4.17.


Section 4.19

- Minimum Regulatory
    Net Capital          AmeriTrade Clearing will have Regulatory Net Capital
                         not less than 5% of aggregate debit items.

- Position:              Regulatory Net Capital: $__________________(_____%)
                         Aggregate Debit Items:  $__________________

The Borrower [is/is not] in compliance with Section 4.19.


Section 4.20

- Minimum Core
    Retail Accounts      The Borrower will have at least the number of Core
                         Retail Accounts on the dates set forth below:

                              Date   Minimum Core Retail     Number of Core
                              ----   -------------------     --------------
                                          Accounts           Retail Accounts
                                          --------           ---------------

                              Prior to      12/31/99    290,000   ___________

                              On or after   12/31/99    375,000   ___________

The Borrower [is/is not] in compliance with Section 4.20.

Additional Representations:

     There have/have not been any sale(s) of assets which would require prepayment of the Notes under Section 4.2.

     There has/has not been a Change of Control.


Name of Borrower:  AmeriTrade, Holding Corporation

Signature:         _______________________

Title:             _______________________

                     [ LETTERHEAD OF MAYER, BROWN & PLATT ]

                                  May 25, 1999

To the Agent and the Revolving
       Lenders party to the Credit Agreement
       referred to below

       Re: First Amendment, dated as of May 24, 1999, to the Revolving Credit Agreement, dated as of January 16, 1998, among AmeriTrade Holding Corporation, the financial institutions party thereto and First National Bank of Omaha, as agent

Ladies and Gentlemen:

       We have acted as special counsel to AmeriTrade Holding Corporation, a Delaware corporation (the "Company"), in connection with the execution and delivery of the First Amendment, dated as of May 24, 1999 (the "Amendment"), to the Revolving Credit Agreement, dated as of January 16, 1998 (the "Credit Agreement"), among the Company, the financial institutions party thereto (the "Revolving Lenders") and First National Bank of Omaha, as agent (the "Agent").

       In connection with this opinion, we have examined:

       (a) the certificate of incorporation and bylaws of the Company;

       (b) resolutions of the board of directors of the Company;

       (c) the Amendment;

       (d) the Security Agreement dated as of January 16, 1998 (the "Security Agreement") between the Company and the Agent;

       (e) the Stock Pledge Agreement dated as of January 16, 1999 (the "Pledge Agreement") between the Company and the Agent;

       (f) the Secured Business Promissory Notes dated May 24, 1999 made by the Company to the order of the Revolving Lenders (the "Notes"); and

MAYER, BROWN & PLATT

  May 25, 1999
  Page 2




       (g) the Credit Agreement

       We also have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such agreements, corporate records, certificates of public officials and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinion, we have, when such facts were not independently established by us, relied upon certificates of the Company or its officers or of public officials.

       In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as copies, the genuineness of all signatures, and the legal capacity and power of, and due authorization, execution and delivery of the Amendment and the Credit Agreement by, all parties other than the Company. Further, me have assumed that each of the Amendment, the Credit Agreement as amended by the Amendment (the "Amended Credit Agreement"), the Security Agreement and the Pledge Agreement constitutes the legal, valid and binding obligation of all parties thereto other than the Company.

       Based upon the foregoing and further subject to the qualifications set forth at the end of this opinion letter, we are of the opinion that:

       1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware. For purposes of the opinion in this paragraph as to valid existence and good standing, we have relied exclusively upon a certificate issued by governmental authorities of the State of Delaware and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate.

       2. The Company has the requisite corporate power and authority to execute and deliver the Amendment and the Notes and perform its obligations under the Notes and the Amended Credit Agreement. The execution and delivery of the Amendment and the Notes and the performance by the Company of its obligations under the Notes and the Amended Credit Agreement have been duly authorized by all necessary corporate action an the part of the Company. Each of the Amendment and the Notes has been duly executed by the Company.

       3. Each Note and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Each of the Security Agreement and the Pledge Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Security Agreement and the Pledge Agreement secure the indebtedness of the Company under the Amended Credit Agreement and the Notes. In rendering the opinion in this

MAYER, BROWN & PLATT

  May 25, 1999
  Page 3




  paragraph 3, we have assumed, with your permission, that the laws of the State of Illinois would govern the Notes, the Amended Credit Agreement, the Security Agreement and the Pledge Agreement (the "Documents") notwithstanding the selection of Nebraska law as the governing law of the Documents. In making the foregoing assumption, we do not intend to imply that an Illinois court would not give effect to such selection of Nebraska law.

        The opinions set forth above are subject to the following qualifications and limitations:

            (A) Our opinions stated herein are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or similar laws affecting creditors' rights generally.

            (B) Our opinions stated herein are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and by limitations on the availability of specific performance, injunctive relief or other equitable remedies.

            (C) We express no opinion as to the enforceability, under certain circumstances, of provisions imposing penalties or forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

            (D) Certain of the remedial provisions contained in the Documents may be unenforceable in whole or in part but the inclusion of such provisions does not render the Documents invalid as a whole, and there exist, in the Documents or pursuant to applicable law, legally adequate remedies for the practical realization of the principal benefits purported to be afforded by such documents; (except for the economic consequences of procedural or other delay).

            (E) We express no opinion as to:

                (1) the existence of any person's or entity's ownership rights in or title to any collateral;

                (2) the validity, perfection, priority or enforceability of any lien, charge or encumbrance on or to any property or assets;

                (3) any agreement by the Company to submit to the jurisdiction of a particular court, waive jury trial or appoint an agent for acceptance of service of process;

MAYER, BROWN & PLATT

  May 25, 1999
  Page 4




                (4) any provision purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum;

                (5) any provision of any Document which authorizes or permits any purchaser of a participation interest from any party to set off or apply any deposit or property or any indebtedness with respect to any participation interest;

                (6) compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under, any (a) Federal or state environmental laws, (b) Federal or state antitrust laws, (a) Federal or state taxation laws, (d) Federal or state worker health or safety, zoning or permitting or land use matters, (e) Federal or state patent, trademark or copyright statutes, rules or regulations, (f) statutory or other requirements relating to the disposition of hazardous waste or environmental protection, (g) Federal or state receivership or conservatorship laws, (h) securities registration or antifraud provisions under Federal or state securities laws, (i) Federal or state labor or employment law or (j) Federal or state employee benefits or pension law;

                (7) the effect of the law of any jurisdiction wherein any
            Revolving Lender may be located or wherein the enforcement of any Document may be sought that limits the rates of interest legally chargeable or collectible; and

                (8) any provision of any Document (i) restricting access to legal or equitable remedies, (ii) purporting to establish evidentiary standards, (iii) purporting to appoint any person or entity as the attorney-in-fact of any other person or entity, (iv) which provides that the Documents may only be amended, modified or waived in writing or (v) stating that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies.

            (F) We note that the enforceability of the Documents may be limited or rendered ineffective if the Agent or the Revolving Lenders fail to act in good faith and in a commercially reasonable manner in seeking to exercise their rights and remedies thereunder. Without limiting the generality of the foregoing, we note that a court might hold that a technical and nonmaterial default under the Documents does not give rise to a right of the Agent or the Revolving Lenders to exercise certain remedies including, without limitation, acceleration.

MAYER, BROWN & PLATT

  May 25, 1999
  Page 5




            (G) We express no opinion as to the enforceability of the indemnification provisions of the Documents insofar as said provisions contravene public policy or might require indemnification or payments to any person or entity with respect to any litigation determined adversely to such person or entity, or any loss, cost or expense arising out of the gross negligence or willful misconduct of such person or entity or any violation by such person or entity of statutory duties, general principles of equity or public policy.

            (H) No opinion is rendered herein as to the effect of any law relating to your legal or regulatory status.

            (I) We have assumed that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or prior course of dealing among the parties, that would supplement or modify the terms of any Document.

        This opinion is being delivered to you pursuant to Section 17.b of the Amendment, is rendered solely to and for your benefit and may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the foregoing, assignees of Revolving Lenders who become Revolving Lenders under the Amended Credit Agreement and participants permitted under the Amended Credit Agreement may rely on this opinion as if it were addressed to them.

        We are members of the Bar of the State of Illinois. This opinion is limited to the law of such state, the federal laws of the United States and the General Corporation Law of the State of Delaware. With respect to opinions contained herein on matters governed by the General Corporation Law of the State of Delaware, you are aware that we are not admitted to the Bar of the State of Delaware and that such opinions are based solely upon our familiarity with the General Corporation Law of the State of Delaware as a result of our prior involvement in transactions of a nature similar to those contemplated by the Documents. The opinions expressed herein are limited in all respects to the law existing on the date hereof. In rendering this opinion, we do not undertake to advise you of any change in law or fact that may occur after the date hereof.

                                   Very truly yours,

                                   /s/ Mayer, Brown & Platt

                                   MAYER, BROWN & PLATT